UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2.
    below):
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2013, Genco Shipping & Trading Limited (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders of record on March 18, 2013 were entitled to vote 44,270,273 shares of the Company’s common stock (the “Common Stock”).  A total of 36,171,074 shares of Common Stock (81.70% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected two director nominees to hold office until the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2013.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Director Nominees

The voting results with respect to the election of director nominees were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Nathaniel C.A. Kramer	17,472,001	3,436,088	0	15,262,985
Mark F. Polzin	17,452,612	3,455,477	0	15,262,985

Ratification of Appointment of Independent Certified Public Accountants

The voting results with respect to ratifying the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2013 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,693,563	375,854	101,657	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: May 17, 2013

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)